Consent of Independent Auditors




The Board of Directors and Shareholders
American Century Quantitative Equity Funds:

We consent to the inclusion in American Century Quantitative Equity Funds' Post-Effective Amendment No. 19 to the Registration Statement No. 33-19589 on Form N-1A under the Securities Act of 1933 and Amendment No. 21 to the Registration Statement No. 811-5447 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated February 7, 1997 on the financial statements and financial highlights of the American Century Income & Growth Fund, American Century Equity Growth Fund, American Century Global Gold Fund, American Century Global Natural Resources Fund and American Century Utilities Fund (the five funds comprising American Century Quantitative Equity Funds) for the periods indicated therein, which reports have been incorporated by reference into the Statements of Additional Information of American Century Quantitative Equity Funds. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "About American Century Quantitative Equity Funds" in the Statements of Additional Information which are incorporated by reference in the Prospectuses.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Kansas City, Missouri
April 28, 1997